EXHIBIT 5.2

Date: August 13, 2018

To:

David Hsu, Chief Executive Officer

SOLARMAX TECHNOLOGY, INC.

3080 12th Street

Riverside, California 92507

Re: SolarMax Technology, Inc

We are a law firm qualified to practice in the People’s Republic of China (the “PRC”). We have acted as PRC legal counsel to SolarMax Technology, Inc, a Nevada Corporation (the “Company”). We have been requested by the Company to render an opinion in connection with the proposed initial public offering (the “Offering”) by the Company in accordance with the Company’s registration statement on Form S-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended.

A. Documents and Assumptions

For the purpose of giving this opinion, we have examined the Registration Statement, the originals or copies of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion (the “Documents”).

Without prejudice to the foregoing, we have also made due enquiries as to other facts and questions of law as we have deemed necessary in order to render this opinion.

A company search conducted in the Companies Registry of the PRC (the “Companies Registry”) is limited in respect to the information it produces. Further, a company search does not determine conclusively whether or not an order has been made or a resolution has been passed for the winding up of a company or for the appointment of a liquidator or other person to control the assets of a company, as notice of such matters might not be filed immediately and, once filed, might not appear immediately on a company’s public file. Moreover, a company search carried out in the PRC is unlikely to reveal any information as to any such procedure initiated by the Company in any other jurisdiction.

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For the purpose of this opinion we have assumed:

(a)	the genuineness of all signatures and seals, the conformity to originals of all documents purporting to be copies of originals and the authenticity of the originals of the Documents;

(b)	that such of the documents as contain resolutions of directors and members, respectively, or extracts of minutes of meetings of the directors and meetings of the members, respectively accurately and genuinely represent proceedings of meetings of the directors and of meetings of members, respectively, of which adequate notice was either given or waived, and any necessary quorum present throughout;

(c)	the accuracy and completeness of all factual representations (if any) made in the Documents;

(d)	that insofar as any obligation under the Documents is to be performed in any jurisdiction outside PRC, its performance will not be illegal or unenforceable by virtue of the law of that jurisdiction;

(e)	that the information disclosed by the company searches referred to above is accurate and complete as at the time of this opinion and conforms to records maintained by the Company and that, in the case of the company search, the search did not fail to disclose any information which had been filed with or delivered to the Companies Registry but had not been processed at the time when the search was conducted; and

(f)	that there has been no change in the information contained in the latest records of the Company under the Companies Registry made up to the issuance of this opinion.

We have made no investigation on and expressed no opinion in relation to the laws of any country or territory other than the PRC. This opinion is limited to and is given on the basis of the current PRC Laws, as defined below, and is to be construed in accordance with, and is governed by, the PRC Laws.

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B. Definitions

Capitalized terms used in this Opinion shall have the meanings ascribed to them as follows:

As used herein,

(a)	“Company” means SolarMax Technology, Inc.;

(b)	“Governmental Agency” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, police, regulatory, or taxing authority or power of similar nature in the PRC;

(c)	“Governmental Authorization” means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws;

(d)	“M&A Rule” means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which was issued by the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009;

(e)	“PRC Laws” mean all applicable laws, regulations, rules, orders, decrees and the supreme court judicial interpretations of the PRC in effect on the date of this opinion;

(f)	“SAFE” State Administration for Foreign Exchange;

(g)	“WFOE” means Solarmax Technology (Shanghai) Co.., Ltd. (上海弘冠光能科技有限公司);

(h)	“ZHPV” mean Jiangsu Zhonghong Photovoltaic Engineering Technology Limited Company (江苏中弘光伏工程技术有限公司).

(i)	“ZHTH” means Chengdu Zhonghong Tianhao Technology Limited Company(成都中弘天昊科技有限公司).

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C. Opinion

Based upon and subject to the foregoing descriptions, assumptions and further subject to the qualifications set forth below, we are of the opinion that as at the date hereof:

(i)

Based on our understanding of the current PRC Laws, the ownership structure of WFOE and its PRC subsidiaries, as description in “Our Corporate Structure” of the Registration Statement, both currently and immediately after giving effect to the Offering, does not and will not violate applicable PRC Laws.

(ii)

Each of WFOE and ZHPV was duly incorporated and valid existing as foreign investment enterprise under the PRC laws and has completed necessary filing as foreign investment enterprise with SAFE according to PRC Laws.

(iii)

M&A Rules. We have advised the Company as to the content of the M&A Rules, in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of PRC and controlled directly or indirectly by Chinese companies or natural persons, to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC.

We have advised the Company based on our understanding of the PRC Laws that the CSRC’s approval is not required for the listing and trading of the Company’s stock on the New York Stock Exchange or NASDAQ in the context of this Offering, given that (i) the Company is currently not controlled by PRC citizens and (ii) WFOE was incorporated as a wholly-foreign owned enterprise and ZHPV was acquired by Accumulated Investment Co., Limited, a Hong Kong Company, which was established by Hong Kong resident.

(iv)

ZHPV has obtained Construction Enterprise Qualification Certificate (“Qualification”) for Level III of General Contractor for Power Engineering Constructor issued on October 27, 2017, which permit ZHPV to conduct business as a contractor in power engineering construction business according to PRC Laws based on such Qualification.

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D. Certain Limitations and Qualifications

The opinions expressed above are based on registrations of Governmental Agencies and our interpretations of the PRC Laws, which, in our experience, are applicable. We note, however, that the laws and the regulations in China have been subject to substantial and frequent revision in recent years. We cannot assure that any future interpretations or amendments of PRC laws and regulations by relevant authorities, administrative pronouncements, or court decisions, or future positions taken by these authorities would not adversely impact or affect the opinions set forth in this letter.

Our above opinions are also subject to the qualification that they are confined to and given on the basis of the published and publicly available PRC Laws (excluding the laws of Hong Kong for the purpose of this opinion) effective as of the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Experts” in the Registration Statement and in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely yours,

AllBright Law Offices

/s/ Steve Zhu

Steve Zhu

Attorney at Law/Senior Partner

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